SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2012


                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      0-54036                   26-4549003
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

670 E. Parkridge, Suite 112, Corona, California                   92879
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (877) 520-5005
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))

ITEM. 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

     On April 24, 2012, the Company's Board of Directors elected Terry S. Adams, Larry Eisenberg and Richard Katz as Directors of the Company. The three new Directors will serve on the Board of Directors until the next Annual Meeting of Shareholders.

TERRY SCOT ADAMS, CHAIRMAN OF THE BOARD AND DIRECTOR

     Terry Scot Adams is a Director and Executive Vice President of SA Recycling. Originally started by Terry's Father in 1973, as a small junk yard with a handful of employees, the company today operates over 50 facilities in California, Arizona, Nevada and Mexico. The list of facilities includes two deep water ports and four automobile shredding plants. The company has 1,500 employees and will process and recycle more than three million tons of steel this year, accounting for almost 10% of all scrap metal exported from the U.S.

     Mr. Adams' many roles in the company have included: shredder operator, design engineer, plant manager, regulatory compliance officer, and in his current capacity he is involved in acquisitions and strategic planning.

     Over the past thirty years Mr. Adams has developed an extensive background and expertise in the recycling, processing, shredding, and management of all types of metals and waste streams, including hazardous, reactive, and radioactive materials. In 1993 Mr. Adams helped form the first lithium recycling company and was the chief design engineer for the world's first lithium battery recycling plant located in Trail, British Columbia. That company, Toxco, Inc. has grown into one of the largest battery recyclers in the US and is currently building a new Department of Energy (DOE) sponsored facility at one of its plants in Ohio. When completed in 2012, this plant will be the first dedicated Electric Vehicle battery recycling operation in the US. Mr. Adams served as the company president from 1999 to 2011, and is currently Chairman of the Board of Toxco.

     In 1997 Mr. Adams started the company's chemical manufacturing division specializing in the production of Lithium Hydroxide and Inorganic Fluorine compounds, with plants in Ohio and Oklahoma.

      Mr. Adams was also involved in the development of the company's radioactive materials management facility in Oak Ridge TN and the LithChem Energy research lab in Philadelphia PA. The Oak Ridge facility handles low level radioactive and classified obsolete materials for the DOE and the research lab specializes in the development of high energy density battery and ultracapacitors, primarily for military applications.

     Company  websites:   www.sarecycling.com   www.gotscrap.com   www.toxco.com
www.lithchem.com

     * NON-PROFIT BOARD service includes: Foundation Board Children's Hospital Orange County (CHOC), Executive Board member Orange County Council, Boy Scouts of America, and USC Viterbi (Engineering) Board of Councilors.

     * EDUCATION Mr. Adams holds a Bachelor of Science in Mechanical Engineering from USC (1981) and a Masters in Business Administration from Cal State Fullerton (1985)

     * PERSONAL He has been married to his wife Leslie (whom he met at USC) for 25 years and has two children: his daughter Sarah is finishing her third year in college studying engineering, and his son Travis is a senior in high school.

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
     Mr. Adams is a member of the Phi Delta Theta fraternity, Young Presidents Organization (Orange County Chapter), has completed nine triathlons including a full Ironman in 2010, is an Eagle Scout (along with his son) and enjoys motorcycle riding, hunting and skiing.

LARRY EISENBERG, DIRECTOR

     Larry Eisenberg is Principal of Sustainable Strategies Today. Sustainable Strategies Today helps clients across the nation implement sustainable design and renewable energy solutions, working as a strategic advisor and owner's representative. Prior to founding Sustainable Strategies Today, Mr. Eisenberg serves as the Executive Director of Facilities Planning and Development for the Los Angeles Community College District, the largest community college district in the nation. Serving more than 36 cities in Los Angeles County and covering nearly 900 square miles, the nine colleges of the LACCD have been educating and training the region's diverse workforce since 1969.

     As the Executive Director, Mr. Eisenberg oversaw all planning, facilities development, maintenance and real estate activities at the District. Mr. Eisenberg directed the District's award -winning $6 billion Sustainable Building Program, one of the nation 's largest "green" construction and renewable energy efforts. The program was established to modernize the LACCD's nine colleges, focusing on sustainability by embracing nationally recognized environmental standards and guidelines. By the time the construction and renewable energy efforts are complete, the District is expected to have 85 new buildings that meet the U.S. Green Building Council's LEED (Leadership in Energy and Environmental Design) standards with nearly 20 of them being certified as LEED Platinum. In addition, a significant share of the District's energy requirements will be met with renewable energy.

     Mr. Eisenberg has extensive experience with major construction projects and is an expert on sustainable building practices. He has published numerous articles  on a  variety  of  construction  -related  topics  and  on  innovative public/private partnerships in building projects. Mr. Eisenberg is a sought after speaker, regularly serving as a keynote speaker at meetings and conferences around the country on topics of sustainable design, renewable energy, and building construction practices.

     Previously, Mr. Eisenberg was the facilities manager for the Washington County, Oregon where he was responsible for capital construction, maintenance and operations, sustainable initiatives and public/private partnerships. He also served as an associate vice president for physical planning and development at the University of Wisconsin System, managing the construction, remodeling, maintenance and operation of more than 42 million feet of classroom, dormitory, laboratory and administrative space. Mr. Eisenberg has also held several senior management positions with the Wisconsin state government.

     Mr. Eisenberg serves on the sustainability advisory committee for several national organizations, including the American College and University Presidents Climate Commitment, the Association for the Advancement of Sustainability in Higher Education, and the National Association of College and University Budget Officers.

     Mr. Eisenberg received a bachelor's degree in urban studies from the Massachusetts Institute of Technology and a master's degree in public affairs from the LBJ School of Public Affairs at the University of Texas at Austin. He was born and raised in California's San Fernando Valley and attended North Hollywood High School. Eisenberg is married and has a grown son, who lives in the Seattle area.

RICHARD KATZ, DIRECTOR

     Richard Katz is the owner of a successful public policy and government relations firm based in Los Angeles, Richard Katz Consulting Inc. ("RKC"). RKC offers a wide variety of services, including strategic advice, message development, negotiations/mediation and government relations strategies. RKC brings a vast knowledge of all levels of government and can guide clients through the maze of both bureaucratic and regulatory concerns. In addition, they can develop, direct and implement a communications strategy to specific stakeholders. Targeting interest groups and helping clients gain entry into organizations, stakeholders and corporations through their vast contacts and decades of relationships is their specialty.

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
     Richard Katz was California's lead negotiator for the landmark Colorado River Agreement between the State of California, the Federal Government, four California Water Agencies, and the six Colorado River Basin States, furthering his expertise as a negotiator on issues of statewide significance. Mr. Katz had already played a pivotal role in renegotiating $30 Billion worth of California's Energy contracts and developing California's Transportation Blueprint for the 21st Century, which the voters approved as Proposition III in 1990.

     Shortly after his election in June of 2005, Los Angeles Mayor Antonio Villaraigosa appointed Mr. Katz to serve with him on the Governing Board of the Metropolitan Transportation Authority. After the horrific Metrolink accident in 2008, the Mayor appointed Mr. Katz to the Metrolink Board, where he now serves as Chair.

     In January 2003, Governor Davis appointed Mr. Katz his Senior Advisor on Energy and Water issues. In 2001, Mr. Katz was appointed to the State Water Resources Control Board, confirmed by the Senate and served for six years, occupying the water quality seat.

     Mr. Katz was first elected to the California State Assembly in 1980 and served continuously for 16 years. As Democratic Leader in 1995, Mr. Katz led the Democratic Party back to majority status by winning 43 seats in the 1996 elections. California's term limits law prohibited Mr. Katz from seeking re-election.

     For 10 years, Mr. Katz served as Chair of the powerful Assembly Transportation Committee. Mr. Katz authored Proposition 111, a 10-year
Transportation Blueprint passed by the voters. He created the Congestion Management Plan, requiring cities and counties to measure and mitigate impacts of land use decisions on their streets, highways and transit Systems. Mr. Katz also spearheaded numerous investigations of governmental waste.

     In addition to serving as Chair of the Transportation Committee, Mr. Katz worked in policy areas including education, environment, criminal justice and consumer issues. Some of his accomplishments include laws he wrote dealing with prison reform, groundwater protection, computer education, a $100 million school bus replacement program, Mono Lake restoration and landmark water market legislation.

     Mr. Katz was Chair of Angelenos for Better Classrooms, which led the successful 1997 campaign to pass a $2.4 billion L.A. school bond. Mr. Katz currently serves on the Management Committee and Board of the Economic Alliance of the San Fernando Valley and the Boards of: Heal the Bay, ValIey Presbyterian Hospital, The Children's Community School, Project Grad and the West Coast Sports Medicine Foundation,

     A native of Los Angeles, Katz lives in Sherman Oaks with Wendy Mitchell, their 4-year-old son Mitchell Robert and their two dogs.

COMPENSATORY ARRANGEMENTS

     No compensatory arrangements have been made between the three new Directors and the Company.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 30, 2012

                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/ Jeffrey S. Brain
                                           -------------------------------------
                                           Jeffrey S. Brain
                                           President and Chief Executive Officer

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